Artisan Partners Asset Management Inc. Reports 2Q15 Results
Milwaukee, WI - July 28, 2015 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the three and six months ended June 30, 2015, including net income and earnings per share.

Eric Colson, Artisan Partners’ Chief Executive Officer, said, “At Artisan, we have designed our investment culture to allow our talent to thrive. Our autonomous team structure gives our portfolio managers the flexibility to build a team and a process that is uniquely their own. Autonomy also fosters an ownership mentality of responsibility, accountability and a long-term perspective. Within our autonomous teams, we work to manage talent lifecycles so that top talent has space to grow and evolve at Artisan. Our deliberate approach to talent management has helped us to develop and maintain multiple investment franchises. We are excited about developing our newest teams into franchises and continuing to grow our firm over the long term.”

Business Update

Mr. Colson added, “As of June 30, 2015, all of our strategies had followed their objectives with integrity and all had positive absolute returns since inception.  Eight of our twelve investment strategies (excluding strategies with less than a five-year track record) added value relative to their broad performance benchmarks over the trailing five-year period.  Six of our eight strategies with a ten-year track record added value relative to their broad performance benchmarks over that period.

“During the quarter, we continued to experience strong client demand for our Non-U.S. Growth and Global Opportunities strategies. The Non-U.S. Growth strategy had $1.0 billion in net inflows. The Global Opportunities strategy was not far behind with $878 million. The bulk of net outflows were in our mid-cap and small-cap domestic strategies. While relative performance of the U.S. Small-Cap Value and U.S. Mid-Cap Value strategies has suffered during the pro-longed bull market, we believe some of the outflows across all four strategies is part of a larger trend of investors and clients re-balancing portfolios away from the mid- and small-cap domestic sectors where absolute performance has generally been exceptional over the last five years.

“We remain committed to running our business with integrity and long-term discipline. We will stick to what we know. Our business is investments, people and trust. As an active manager, our investment talent will remain the primary driver of our long-term performance. We will continue to work very hard to maintain an investment culture and performance results that create the trust of our talent, our clients and our investors.

“At the end of June we launched our newest investment strategy, the Artisan Developing World strategy. The strategy is managed by Lewis Kaufman, who joined our firm earlier this year to found the Artisan Partners Developing World team. The team’s investment process seeks to capitalize on opportunities in developing world economies by investing in companies that compound business value over a market cycle, while mitigating the volatility of returns. The strategy is consistent with our objective of launching new strategies that are driven by investment talent, fit well within evolving institutional asset allocations, reflect increasing degrees of investment freedom, and will be difficult to replicate with passive products.”

The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$109.2	$108.7	$112.0	$109.2	$112.0
Average	111.4	108.4	108.2	109.9	107.2

Consolidated Financial Results (GAAP)
Revenues	$211.5	$203.6	$208.5	$415.1	$410.3
Operating income	78.3	67.8	80.8	146.1	148.0
Operating margin	37.0%	33.3%	38.8%	35.2%	36.1%
Net income attributable to Artisan Partners Asset Management Inc.	$23.8	$19.5	$19.3	$43.3	$27.9
Basic and diluted earnings (loss) per share	0.50	0.43	0.42	0.95	(1.64)

Adjusted[1] Financial Results
Adjusted operating income	$89.0	$78.2	$97.0	$167.2	$187.9
Adjusted operating margin	42.1%	38.4%	46.5%	40.3%	45.8%
Adjusted EBITDA[2]	$90.5	$79.2	$97.7	$169.7	$189.0
Adjusted net income	54.4	47.5	60.0	101.9	116.0
Adjusted earnings per adjusted share	0.74	0.65	0.84	1.39	1.62

______________________________________
1 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
2 EBITDA represents earnings before interest, tax, depreciation and amortization expense.

Assets Under Management Increased to $109.2 billion
During the June quarter, our AUM increased to $109.2 billion at June 30, 2015, an increase of $0.5 billion, or 0.4%, compared to $108.7 billion at March 31, 2015, as a result of $0.8 billion in market appreciation, offset in part by $0.3 billion of net client cash outflows. Compared to June 30, 2014, AUM decreased $2.8 billion, or 2.6%, due to $3.7 billion of net client cash outflows and transfers offset in part by $0.9 billion in market appreciation.
Average AUM for the June quarter of 2015 was $111.4 billion, an increase of 2.8% compared to average AUM for the March quarter of 2015 of $108.4 billion and a 3.0% increase from the average of $108.2 billion for the June quarter of 2014.
June Quarter of 2015 Compared to March Quarter of 2015
GAAP net income was $23.8 million, or $0.50 per basic and diluted share, in the June quarter of 2015 compared to net income of $19.5 million, or $0.43 per basic and diluted share, in the March quarter of 2015. Adjusted net income was $54.4 million, or $0.74 per adjusted share, in the June quarter of 2015 compared to adjusted net income of $47.5 million, or $0.65 per adjusted share, in the March quarter of 2015. The March quarter was negatively impacted by start-up costs related to the addition of our seventh investment team as well as seasonal expenses.

•	Revenues of $211.5 million in the June quarter of 2015 increased $7.9 million from $203.6 million in the March quarter of 2015 primarily due to higher average AUM and one more day in the June quarter.

•
Operating expenses of $133.2 million in the June quarter of 2015 decreased $2.6 million from $135.8 million in the March quarter of 2015 primarily as a result of $6.5 million ($4.1 million net of adjusted provision for income taxes, or $0.06 per adjusted share) of initial start-up costs in the March quarter associated with the formation of our seventh investment team. In addition, the June quarter included lower seasonal expenses of $2.1 million ($1.3 million net of adjusted provision for income taxes, or $0.02 per adjusted share). Seasonal expenses include employer funded retirement and health care contributions, payroll taxes, and non-employee director compensation. The quarter-over-quarter decreases were partially offset by higher incentive compensation in the June quarter, primarily linked to our revenue growth, and an increase in other operating expenses, such as investments in technology and general and administrative expenses.

•	GAAP operating margin was 37.0% for the June quarter of 2015 compared to 33.3% for the March quarter of 2015.

•
Adjusted operating margin increased to 42.1% for the June quarter of 2015 from 38.4% for the March quarter of 2015 primarily as a result of the start-up costs and seasonal expenses discussed above. Costs of establishing our seventh investment team negatively impacted GAAP and adjusted operating margins in the March quarter by 320 basis points, and lower seasonal expenses increased the June margins by 100 basis points.

June Quarter of 2015 Compared to June Quarter of 2014
GAAP net income was $23.8 million, or $0.50 per basic and diluted share, in the June quarter of 2015 compared to net income of $19.3 million, or $0.42 per basic and diluted share, in the June quarter of 2014. Adjusted net income was $54.4 million, or $0.74 per adjusted share, in the June quarter of 2015 compared to adjusted net income of $60.0 million, or $0.84 per adjusted share, in the June quarter of 2014.

•	Revenues of $211.5 million in the June quarter of 2015 increased $3.0 million from $208.5 million in the June quarter of 2014 primarily due to higher average AUM.

•
Operating expenses of $133.2 million in the June quarter of 2015 increased $5.5 million from $127.7 million in the June quarter of 2014 primarily as a result of higher revenue-based incentive compensation, increased expenses mainly associated with increased headcount and firm technology initiatives and increased equity compensation expense related to the July 2014 and January 2015 equity grants. Partially offsetting the increases was a $5.5 million decrease in pre-offering related equity compensation expense.

•	GAAP operating margin was 37.0% for the June quarter of 2015 compared to 38.8% for the June quarter of 2014.

•
Adjusted operating margin was 42.1% for the June quarter of 2015 compared to 46.5% for the June quarter of 2014. The decrease in adjusted operating margin was the result of increased equity based compensation expense, increased headcount and investment in technology initiatives. The additional equity compensation expense reduced adjusted operating margin by 230 basis points.

Six Months Ended June 30, 2015 Compared to Six Months Ended June 30, 2014
GAAP net income was $43.3 million, or $0.95 per basic and diluted share, for the six months ended June 30, 2015 compared to $27.9 million, or $1.64 loss per basic and diluted share for the six months ended June 30, 2014. Basic and diluted earnings per share were negatively impacted in the six months ended June 30, 2014 by our purchase of our preferred securities, which reduced net income available to common stockholders. Adjusted net income was $101.9 million, or $1.39 per adjusted share, for the six months ended June 30, 2015 compared to adjusted net income of $116.0 million, or $1.62 per adjusted share, for the six months ended June 30, 2014.

•	Revenues of $415.1 million for the six months ended June 30, 2015 increased $4.8 million from $410.3 million for the six months ended June 30, 2014 primarily due to higher average AUM.

•
Operating expenses of $269.0 million for the six months ended June 30, 2015 increased $6.7 million from $262.3 million for the six months ended June 30, 2014 as a result of a $9.1 million increase in equity compensation expense related to the July 2014 and January 2015 equity grants, $6.5 million ($4.1 million net of adjusted provision for income taxes, or $0.06 per adjusted share) of initial start-up costs associated with the formation of our seventh investment team, increased expenses mainly associated with increased headcount and firm technology initiatives, and higher revenue-based incentive compensation. The increase was partially offset by an $18.7 million decrease in pre-offering related equity compensation expense.

•	GAAP operating margin was 35.2% for the six months ended June 30, 2015 compared to 36.1% for the six months ended June 30, 2014.

•
Adjusted operating margin was 40.3% for the six months ended June 30, 2015 compared to 45.8% for the six months ended June 30, 2014. The decrease in adjusted operating margin was primarily a result of the increased equity compensation expense and initial start-up costs discussed above.

Capital Management
Cash and cash equivalents were $215.5 million at June 30, 2015, compared to $182.3 million at December 31, 2014. The Company paid its quarterly dividend of $0.60 per share of Class A common stock during the June quarter of 2015. The Company had total borrowings of $200.0 million at June 30, 2015 and December 31, 2014.
During the June quarter of 2015 limited partners of Artisan Partners Holdings exchanged 132,961 common units for 132,961 Class A common shares. The exchanges increased the Company’s public float of Class A common stock by 132,961 shares.
Total stockholders’ equity was $112.0 million at June 30, 2015, compared to $107.5 million at December 31, 2014. The Company had 39.3 million of Class A common shares outstanding at June 30, 2015.
The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.5X at June 30, 2015.
On July 23, 2015, the Company’s Board of Directors declared a quarterly dividend of $0.60 per share payable on August 31, 2015, to Class A shareholders of record as of the close of business on August 17, 2015.

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Conference Call
The Company will host a conference call on July 29th, at 11:00 a.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chief Executive Officer, and C.J. Daley, Chief Financial Officer. The call will be webcast and can be accessed via the investor relations section of artisanpartners.com. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10067514. A replay of the call will be available until August 6, 2015 at 9:00 a.m. (Eastern Time), by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 10067514. In addition, the webcast will be available on the Company’s website.
Forward-Looking Statements and Other Disclosures
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Among the important factors that could cause actual results, level of activity, performance or achievements to differ materially from those indicated by such forward-looking statements are: fluctuations in quarterly and annual results, incurrence of net losses, adverse effects of management focusing on implementation of a growth strategy, failure to develop and maintain the Artisan Partners brand and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on February 25, 2015. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.
About Artisan Partners
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com

Exhibit 1

Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$142.6	$138.1	$145.7	$280.7	$285.5
Separate accounts	67.7	65.2	62.6	132.9	124.6
Performance fees	1.2	0.3	0.2	1.5	0.2
Total revenues	211.5	203.6	208.5	415.1	410.3

Operating expenses
Compensation and benefits	93.7	98.4	85.3	192.1	171.2
Pre-offering related compensation - share-based awards	10.7	10.4	16.2	21.1	39.8
Total compensation and benefits	104.4	108.8	101.5	213.2	211.0
Distribution and marketing	11.7	11.7	12.0	23.4	23.1
Occupancy	3.0	3.0	2.7	6.0	5.4
Communication and technology	6.4	5.2	5.5	11.6	10.0
General and administrative	7.7	7.1	6.0	14.8	12.8
Total operating expenses	133.2	135.8	127.7	269.0	262.3
Operating income	78.3	67.8	80.8	146.1	148.0
Interest expense	(2.9)	(2.9)	(2.9)	(5.8)	(5.8)
Net gain (loss) of Launch Equity	—	—	(0.9)	—	(1.5)
Net gain (loss) on the tax receivable agreements	—	(6.4)	(4.5)	(6.4)	(4.5)
Net investment income	0.4	—	—	0.4	—
Other non-operating income (loss)	—	—	—	—	(0.3)
Total non-operating income (loss)	(2.5)	(9.3)	(8.3)	(11.8)	(12.1)
Income before income taxes	75.8	58.5	72.5	134.3	135.9
Provision for income taxes	16.5	5.1	8.6	21.6	19.8
Net income before noncontrolling interests	59.3	53.4	63.9	112.7	116.1
Less: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	35.5	33.9	45.5	69.4	89.7
Less: Net income (loss) attributable to noncontrolling interests - Launch Equity	—	—	(0.9)	—	(1.5)
Net income attributable to Artisan Partners Asset Management Inc.	$23.8	$19.5	$19.3	$43.3	$27.9

Basic and diluted earnings (loss) per share - Class A common shares	$0.50	$0.43	$0.42	$0.95	$(1.64)

Average shares outstanding
Class A common shares	36.0	32.6	27.8	34.3	24.0
Unvested restricted share-based awards	3.3	3.0	1.6	3.2	1.6
Convertible preferred shares	—	—	0.4	—	0.7
Total average shares outstanding	39.3	35.6	29.8	37.5	26.3

Exhibit 2

Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$23.8	$19.5	$19.3	$43.3	$27.9
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	35.5	33.9	45.5	69.4	89.7
Add back: Provision for income taxes	16.5	5.1	8.6	21.6	19.8
Add back: Pre-offering related compensation - share-based awards	10.7	10.4	16.2	21.1	39.8
Add back: Offering related proxy expense	—	—	—	—	0.1
Add back: Net (gain) loss on the tax receivable agreements	—	6.4	4.5	6.4	4.5
Less: Adjusted provision for income taxes	32.1	27.8	34.1	59.9	65.8
Adjusted net income (Non-GAAP)	$54.4	$47.5	$60.0	$101.9	$116.0

Average shares outstanding
Class A common shares	36.0	32.6	27.8	34.3	24.0

Assumed vesting, conversion or exchange of:
Unvested restricted share-based awards	3.3	3.0	1.6	3.2	1.6
Convertible preferred shares outstanding	—	—	0.4	—	0.7
Artisan Partners Holdings LP units outstanding (non-controlling interest)	34.2	37.6	41.8	35.9	45.2
Adjusted shares	73.5	73.2	71.6	73.4	71.5

Adjusted net income per adjusted share (Non-GAAP)	$0.74	$0.65	$0.84	$1.39	$1.62

Operating income (GAAP)	$78.3	$67.8	$80.8	$146.1	$148.0
Add back: Pre-offering related compensation - share-based awards	10.7	10.4	16.2	21.1	39.8
Add back: Offering related proxy expense	—	—	—	—	0.1
Adjusted operating income (Non-GAAP)	$89.0	$78.2	$97.0	$167.2	$187.9

Adjusted operating margin (Non-GAAP)	42.1%	38.4%	46.5%	40.3%	45.8%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$23.8	$19.5	$19.3	$43.3	$27.9
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	35.5	33.9	45.5	69.4	89.7
Add back: Pre-offering related compensation - share-based awards	10.7	10.4	16.2	21.1	39.8
Add back: Offering related proxy expense	—	—	—	—	0.1
Add back: Net (gain) loss on the tax receivable agreements	—	6.4	4.5	6.4	4.5
Add back: Interest expense	2.9	2.9	2.9	5.8	5.8
Add back: Provision for income taxes	16.5	5.1	8.6	21.6	19.8
Add back: Depreciation and amortization	1.1	1.0	0.7	2.1	1.4
Adjusted EBITDA (Non-GAAP)	$90.5	$79.2	$97.7	$169.7	$189.0

The Company’s management uses non-GAAP measures (referred to as “adjusted” measures) of net income and operating income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) pre-offering related compensation, (2) offering related proxy expense and (3) net gain (loss) on the tax receivable agreements. These adjustments also remove the non-operational complexities of the Company’s structure by adding back non-controlling interests and assuming all income of Artisan Partners Holdings is allocated to the Company. Management believes these non-GAAP measures provide more meaningful information to analyze the Company’s profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company’s non-GAAP measures are as follows:

•
Adjusted net income represents net income excluding the impact of (1) pre-offering related compensation, (2) offering related proxy expense, and (3) net gain (loss) on the tax receivable agreements. Adjusted net income also reflects income taxes assuming the vesting of all unvested share-based awards of Class A common stock and as if all outstanding limited partnership units of Artisan Partners Holdings and all shares of the Company’s convertible preferred stock had been exchanged for or converted into Class A common stock of the Company on a one-for-one basis. Assuming full vesting, exchange and conversion, all income of Artisan Partners Holdings is treated as if it were allocated to the Company, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting assumed federal, state, and local income taxes. The estimated adjusted effective tax rate was 37.0% and 36.2% for the 2015 and 2014 periods, respectively.

•
Adjusted net income per adjusted share is calculated by dividing adjusted net income by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested share-based awards of Class A common stock, the exchange of all outstanding limited partnership units of Artisan Partners Holdings and the conversion of all outstanding shares of the Company’s convertible preferred stock for or into Class A common stock of the Company on a one-for-one basis.

•	Adjusted operating income represents the operating income of the consolidated company excluding offering related proxy expense and pre-offering related compensation.

•	Adjusted operating margin is calculated by dividing adjusted operating income by total revenues.

•
Adjusted EBITDA represents income before income taxes, interest expense and depreciation and amortization, adjusted to exclude the impact of net income attributable to non-controlling interests, offering related proxy expense, pre-offering related compensation, and net gain (loss) on the tax receivable agreements

Pre-offering related compensation includes the amortization of unvested Class B common units of Artisan Partners Holdings that were granted before the Company’s initial public offering, which closed on March 12, 2013.

Offering related proxy expense represents costs incurred as a result of the change of control (for purposes of the Investment Company Act and Investment Advisers Act) which occurred on March 12, 2014. We incurred costs through the first quarter of 2014 to solicit the necessary approvals and consents from the boards and shareholders of the mutual funds that we advise or sub-advise and from our separate accounts clients, which were necessary because of the change of control.

Net gain (loss) on tax receivable agreements represents the income or expense associated with the valuation of amounts payable under the tax receivable agreements entered into in connection with the Company’s initial public offering and related reorganization.

Exhibit 3

Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	June 30,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$215.5	$182.3
Accounts receivable	76.7	69.4
Investment securities	13.1	6.7
Deferred tax assets	683.4	562.4
Other	29.6	28.7
Total assets	$1,018.3	$849.5

Liabilities and equity
Accounts payable, accrued expenses, and other	$106.8	$52.8
Borrowings	200.0	200.0
Amounts payable under tax receivable agreements	599.5	489.2
Total liabilities	906.3	742.0

Total equity	112.0	107.5
Total liabilities and equity	$1,018.3	$849.5

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)

	For the Three Months Ended			% Change from
	June 30,	March 31,	June 30,	March 31,	June 30,
	2015	2015	2014	2015	2014

Beginning assets under management	$108,723	$107,915	$107,397	0.7%	1.2%
Gross client cash inflows	5,097	4,423	6,095	15.2%	(16.4)%
Gross client cash outflows	(5,402)	(6,651)	(5,537)	(18.8)%	(2.4)%
Net client cash flows	(305)	(2,228)	558	86.3%	(154.7)%
Market appreciation (depreciation)	756	3,036	3,945	(75.1)%	(80.8)%
Net transfers [1]	—	—	141	—%	100.0%
Ending assets under management	$109,174	$108,723	$112,041	0.4%	(2.6)%
Average assets under management	$111,423	$108,410	$108,181	2.8%	3.0%

	For the Six Months Ended			% Change from
	June 30,	June 30,		June 30,
	2015	2014		2014

Beginning assets under management	$107,915	$105,477		2.3%
Gross client cash inflows	9,520	12,734		(25.2)%
Gross client cash outflows	(12,052)	(10,763)		12.0%
Net client cash flows	(2,532)	1,971		(228.5)%
Market appreciation (depreciation)	3,791	4,593		(17.5)%
Ending assets under management	$109,174	$112,041		(2.6)%
Average assets under management	$109,932	$107,181		2.6%

______________________________________
1 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Investment Team								By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Developing World	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
June 30, 2015
Beginning assets under management	$33,601	$16,243	$25,064	$32,512	$629	$674	$—	$108,723	$60,649	$48,074	$108,723
Gross client cash inflows	1,932	865	1,459	731	1	99	10	5,097	3,289	1,808	5,097
Gross client cash outflows	(889)	(1,992)	(1,566)	(890)	(11)	(54)	—	(5,402)	(3,888)	(1,514)	(5,402)
Net client cash flows	1,043	(1,127)	(107)	(159)	(10)	45	10	(305)	(599)	294	(305)
Market appreciation (depreciation)	(19)	(227)	749	242	4	7	—	756	272	484	756
Net transfers[1]	—		—	—	—	—	—	—	(51)	51	—
Ending assets under management	$34,625	$14,889	$25,706	$32,595	$623	$726	$10	$109,174	$60,271	$48,903	$109,174
Average assets under management[2]	$34,995	$15,951	$25,824	$33,295	$659	$699	$10	$111,423	$61,761	$49,662	$111,423

March 31, 2015
Beginning assets under management	$31,452	$18,112	$24,499	$32,481	$806	$565	$—	$107,915	$60,257	$47,658	$107,915
Gross client cash inflows	2,237	445	889	719	3	130	—	4,423	3,708	715	4,423
Gross client cash outflows	(1,307)	(2,586)	(1,291)	(1,243)	(185)	(39)	—	(6,651)	(4,962)	(1,689)	(6,651)
Net client cash flows	930	(2,141)	(402)	(524)	(182)	91	—	(2,228)	(1,254)	(974)	(2,228)
Market appreciation (depreciation)	1,219	272	967	555	5	18	—	3,036	1,799	1,237	3,036
Net transfers[1]	—	—	—	—	—	—	—	—	(153)	153	—
Ending assets under management	$33,601	$16,243	$25,064	$32,512	$629	$674	$—	$108,723	$60,649	$48,074	$108,723
Average assets under management	$32,618	$17,256	$24,734	$32,443	$749	$611	$—	$108,410	$60,277	$48,133	$108,410

June 30, 2014
Beginning assets under management	$28,604	$22,051	$23,344	$31,995	$1,327	$76	$—	$107,397	$62,475	$44,922	$107,397
Gross client cash inflows	2,498	775	1,617	968	3	234	—	6,095	3,773	2,322	6,095
Gross client cash outflows	(1,298)	(1,881)	(1,461)	(729)	(163)	(5)	—	(5,537)	(3,470)	(2,067)	(5,537)
Net client cash flows	1,200	(1,106)	156	239	(160)	229	—	558	303	255	558
Market appreciation (depreciation)	1,496	604	(12)	1,781	70	6	—	3,945	2,217	1,728	3,945
Net transfers[1]	—	—	47	94	—	—	—	141	(179)	320	141
Ending assets under management	$31,300	$21,549	$23,535	$34,109	$1,237	$311	$—	$112,041	$64,816	$47,225	$112,041
Average assets under management	$29,798	$21,428	$22,279	$33,135	$1,316	$225	$—	$108,181	$62,736	$45,445	$108,181

______________________________________
1 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy or investment vehicle and into another strategy or vehicle.
2 For the Developing World team, average assets under management is for the period between June 29, 2015, when the team’s strategy began investment operations, and June 30, 2015.

Exhibit 6
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Six Months Ended	By Investment Team								By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Developing World	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
June 30, 2015
Beginning assets under management	$31,452	$18,112	$24,499	$32,481	$806	$565	$—	$107,915	$60,257	$47,658	$107,915
Gross client cash inflows	4,169	1,310	2,348	1,450	4	229	10	9,520	6,997	2,523	9,520
Gross client cash outflows	(2,195)	(4,578)	(2,857)	(2,133)	(196)	(93)	—	(12,052)	(8,849)	(3,203)	(12,052)
Net client cash flows	1,974	(3,268)	(509)	(683)	(192)	136	10	(2,532)	(1,852)	(680)	(2,532)
Market appreciation (depreciation)	1,199	45	1,716	797	9	25	—	3,791	2,070	1,721	3,791
Net transfers[1]	—	—	—	—	—	—	—	—	(204)	204	—
Ending assets under management	$34,625	$14,889	$25,706	$32,595	$623	$726	$10	$109,174	$60,271	$48,903	$109,174
Average assets under management[2]	$33,814	$16,602	$25,283	$32,873	$704	$655	$10	$109,932	$61,025	$48,907	$109,932

June 30, 2014
Beginning assets under management	$27,317	$23,024	$22,433	$30,957	$1,746	$—	$—	$105,477	$59,881	$45,596	$105,477
Gross client cash inflows	5,120	1,625	3,006	2,656	17	310	—	12,734	9,276	3,458	12,734
Gross client cash outflows	(2,277)	(4,044)	(2,358)	(1,524)	(555)	(5)	—	(10,763)	(6,649)	(4,114)	(10,763)
Net client cash flows	2,843	(2,419)	648	1,132	(538)	305	—	1,971	2,627	(656)	1,971
Market appreciation (depreciation)	1,140	944	407	2,067	29	6	—	4,593	2,522	2,071	4,593
Net transfers[1]	—	—	47	(47)	—	—	—	—	(214)	214	—
Ending assets under management	$31,300	$21,549	$23,535	$34,109	$1,237	$311	$—	$112,041	$64,816	$47,225	$112,041
Average assets under management	$28,763	$21,905	$22,779	$32,227	$1,390	$206	$—	$107,181	$61,750	$45,431	$107,181

______________________________________
1Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.
2For the Developing World team, average assets under management is for the period between June 29, 2015, when the team’s strategy began investment operations, and June 30, 2015.

Exhibit 7

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of June 30, 2015
(unaudited)

								Average Annual Value-Added[2] Since Inception (bps)
	Inception	Strategy AUM	Average Annual Total Returns (%)
Investment Team and Strategy	Date	(in $MM)	1 YR	3 YR	5 YR	10 YR	Inception
Global Equity Team
Non-U.S. Growth Strategy	1/1/1996	$32,348	0.43%	15.03%	14.29%	8.95%	11.26%	639
MSCI EAFE Index			(4.22)%	11.97%	9.53%	5.12%	4.87%
Non-U.S. Small-Cap Growth Strategy	1/1/2002	$1,372	(1.89)%	17.08%	14.96%	11.68%	15.09%	459
MSCI EAFE Small Cap Index			(0.77)%	15.69%	12.39%	6.59%	10.50%
Global Equity Strategy	4/1/2010	$762	10.57%	20.32%	18.65%	N/A	15.09%	647
MSCI All Country World Index			0.71%	13.01%	11.92%	N/A	8.62%
Global Small-Cap Growth Strategy	7/1/2013	$143	(1.52)%	N/A	N/A	N/A	11.01%	(205)
MSCI All Country World Small Cap Index			1.48%	N/A	N/A	N/A	13.06%
U.S. Value Team
U.S. Mid-Cap Value Strategy	4/1/1999	$11,532	(1.58)%	15.65%	16.01%	9.92%	14.04%	455
Russell Midcap® Index			6.63%	19.26%	18.22%	9.39%	9.49%
Russell Midcap® Value Index			3.67%	19.13%	17.72%	8.88%	10.12%
U.S. Small-Cap Value Strategy	6/1/1997	$1,297	(9.00)%	7.44%	9.20%	7.20%	11.56%	334
Russell 2000® Index			6.49%	17.81%	17.07%	8.40%	8.21%
Russell 2000® Value Index			0.78%	15.50%	14.80%	6.87%	9.09%
Value Equity Strategy	7/1/2005	$2,060	(2.27)%	13.51%	14.69%	7.88%	7.88%	(24)
Russell 1000® Index			7.37%	17.73%	17.57%	8.13%	8.13%
Russell 1000® Value Index			4.13%	17.34%	16.49%	7.04%	7.04%
Growth Team
U.S. Mid-Cap Growth Strategy	4/1/1997	$16,552	10.25%	19.36%	20.74%	12.47%	16.18%	564
Russell Midcap® Index			6.63%	19.26%	18.22%	9.39%	10.54%
Russell Midcap® Growth Index			9.45%	19.24%	18.68%	9.68%	9.10%
U.S. Small-Cap Growth Strategy	4/1/1995	$2,493	15.15%	19.54%	21.59%	9.84%	10.67%	116
Russell 2000® Index			6.49%	17.81%	17.07%	8.40%	9.51%
Russell 2000® Growth Index			12.34%	20.11%	19.31%	9.85%	7.88%
Global Opportunities Strategy	2/1/2007	$6,661	9.14%	17.82%	19.36%	N/A	10.15%	635
MSCI All Country World Index			0.71%	13.01%	11.92%	N/A	3.81%
Global Value Team
Non-U.S. Value Strategy	7/1/2002	$17,588	(1.40)%	17.78%	15.61%	11.19%	13.63%	695
MSCI EAFE Index			(4.22)%	11.97%	9.53%	5.12%	6.68%
Global Value Strategy	7/1/2007	$15,007	1.03%	17.52%	17.26%	N/A	8.57%	566
MSCI All Country World Index			0.71%	13.01%	11.92%	N/A	2.92%
Emerging Markets Team
Emerging Markets Strategy	7/1/2006	$623	(5.63)%	2.83%	0.98%	N/A	4.51%	(93)
MSCI Emerging Markets Index			(5.12)%	3.71%	3.68%	N/A	5.43%
Credit Team
High Income Strategy	4/1/2014	$726	4.57%	N/A	N/A	N/A	5.78%	418
BofA Merrill Lynch High Yield Master II Index			(0.55)%	N/A	N/A	N/A	1.60%
Developing World Team
Developing World Strategy [3]	7/1/2015	$10	N/A	N/A	N/A	N/A	N/A	N/A
MSCI Emerging Markets Index			(5.12)%	3.71%	3.68%	N/A	5.43%
Total Assets Under Management		$109,174
______________________________________
1 We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including mutual funds, invested in the same strategy except those accounts with respect to which we believe client-imposed socially based restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 8% of our assets under management at June 30, 2015, are maintained in separate composites, which are not presented in these materials).
2 Value-added is the amount in basis points by which the average annual gross composite return of each of our strategies has outperformed the broad-based market index most commonly used by our clients to compare the performance of the relevant strategy. Value-added for periods less than one year is not annualized. The Artisan High Income Strategy may hold loans and other security types that may not be included in the BofA Merrill Lynch High Yield Master II Index. At times, this can cause material differences in relative performance.
3 Developing World Strategy’s composite inception date is July 1, 2015, for the purposes of calculating strategy performance. The strategy began investment operations on June 29, 2015.